UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

  CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 3, 2023 (Original Report) May 12, 2023 (Amended Report)

FARO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
250 Technology Park, Lake Mary, Florida 32746
(Address of principal executive offices) (Zip Code)
(407) 333-9911
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	FARO	Nasdaq Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On May 4, 2023, FARO Technologies, Inc. (the “Company”) filed a Form 8-K (the “Original 8-K”) disclosing, among other items, (i) that the Company’s President and Chief Executive Officer, Michael Burger, had informed the Company that he intends to retire as President and Chief Executive Officer of the Company, with the retirement to be effective July 1, 2023, and (ii) the Company’s and Mr. Burger’s intent to enter into a transition agreement relating to Mr. Burger’s retirement and continuing service as an advisor to the Company for a period of time thereafter (the “Transition”).

At the time of filing the Original 8-K, the information called for in paragraph (e) of Item 5.02 of Form 8-K with respect to the Transition was not determined and was unavailable. This Amendment No. 1 to the Original 8-K is being filed by the Company to provide such information. Except as set forth herein, the remainder of the Original 8-K is unchanged.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2023, the Company announced that its President and Chief Executive Officer, Michael Burger, had informed the Company that he intended to retire as President and Chief Executive Officer of the Company, with the retirement to be effective July 1, 2023.

In connection with the Transition, on May 12, 2023 (the “Effective Date”), the Company and Mr. Burger entered into a transition and retirement agreement (the “Transition Agreement”). On and effective as of the Effective Date, Mr. Burger resigned as a member of the board of directors of the Company (the “Board”), and the Company reduced the size of the Board accordingly. Mr. Burger confirmed that his resignation from the Board was voluntary and not the result of any disagreement with or about the Company, its operations, policies or practices. Among other things, the Transition Agreement provides that:

•As of the Effective Date, Mr. Burger will continue to serve as the Company’s Chief Executive Officer until June 30, 2023 (the “Transition Date”).

•As of the Transition Date, Mr. Burger will transition to a Strategic Advisor role and provide advisory transitional services to the Company through June 30, 2024 (the “Scheduled Retirement Date,” the actual final day of such employment, the “Retirement Date,” and the period from the Effective Date through the Retirement Date, the “Transition Period”).

•During the Transition Period, Mr. Burger will continue to receive his current base salary. Mr. Burger also will remain eligible to receive his bonus under the Company’s short-term incentive plan (the “STIP”) for the 2023 annual performance period to be paid at the time the STIP bonuses are paid to other executives of the Company, subject to the terms and conditions of the STIP (the “2023 STIP Bonus”) and the timely effectiveness of a release of claims by Mr. Burger in favor of the Company and its related parties.

•Mr. Burger further will be entitled to participate in the STIP for the 2024 annual performance in accordance with the terms and conditions of the STIP and on such terms and conditions as determined by the Talent, Development and Compensation Committee of the Board consistent with terms and conditions applicable to senior executives of the Company. Any bonus payable under the STIP for such 2024 annual performance period (the “2024 STIP Bonus”) will be prorated for the portion of the year that Mr. Burger serves as Strategic Advisor and is subject to the timely effectiveness of a release of claims by Mr. Burger in favor of the Company and its related parties. The 2024 STIP Bonus, if earned, would be paid to Mr. Burger upon the later of the time STIP bonuses are paid to executives of the Company and the date no later than five (5) business days following effectiveness of such release of claims.

•Each of Mr. Burger’s outstanding equity awards will continue to vest during the Transition Period, subject to the terms and conditions of the Company’s 2014 Incentive Plan or 2022 Equity Incentive Plan (each, a “Plan”) under which the award was granted and the applicable award agreement thereunder (collectively, the “Equity Documents”). In addition, vesting of outstanding equity awards may accelerate as set forth, as applicable, under the Transition Agreement and the applicable Plan.

•Mr. Burger releases any claims in favor of the Company and its related parties, and Mr. Burger and the Company have agreed to mutual non-disparagement obligations.

In addition, pursuant to the Transition Agreement, Mr. Burger will be entitled to receive the following benefits if his employment is terminated by the Company without cause prior to the Scheduled Retirement Date:

•A lump sum payment equal to the base salary amount Mr. Burger would have otherwise received through the Scheduled Retirement Date.

•The 2023 STIP Bonus and 2024 STIP Bonus, as applicable, that Mr. Burger would have otherwise been entitled to receive if Mr. Burger is terminated prior to the payment of the 2023 STIP Bonus or 2024 STIP Bonus, as applicable.

•Company-paid or reimbursed premiums for medical, vision and dental coverage for Mr. Burger and his eligible dependents under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for the period up to the Scheduled Retirement Date.

•Any outstanding equity award held by Mr. Burger will vest as to the portion of those equity awards that were otherwise scheduled to vest through the Scheduled Retirement Date, subject to the terms and conditions of the applicable Plan.

•Any outstanding equity award held by Mr. Burger will vest if his termination without cause occurs within 12 months following a change in control (within the meaning of the Company’s Key Executive Change in Control and Severance Plan) of the Company or if such change in control occurs before the Scheduled Retirement Date.

The foregoing summary and description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Transition Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:
EXHIBIT INDEX

Exhibit Number	Description

10.1	Transition and Retirement Agreement, dated as of May 12, 2023, by and between Michael Burger and FARO Technologies, Inc.
104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

May 17, 2023	/s/ Allen Muhich
	By:	Allen Muhich
	Its:	Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)